                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              ILEX ONCOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                               ILEX ONCOLOGY, INC.
                             4545 Horizon Hill Blvd.
                            San Antonio, Texas 78229
                            Telephone: (210) 949-8200


                                 April 27, 2001


Dear Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend the 2001 Annual Meeting of the Stockholders of ILEX Oncology, Inc. The Annual Meeting will be held Thursday, May 24, 2001, at 10:00 a.m. Central Time at the Adam's Mark Hotel, 111 Pecan Street East, San Antonio, Texas 78205. The formal Notice of Annual Meeting is set forth in the enclosed material.

         The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. Following the meeting, stockholders will have the opportunity to ask questions and comment on ILEX Oncology, Inc.'s operations.

         It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and return the enclosed proxy card promptly.

         We appreciate your investment in ILEX Oncology, Inc. and urge you to return your proxy card as soon as possible.

                                           Sincerely,


                                           -------------------------------------
                                           Richard L. Love
                                           President and Chief Executive Officer

                               ILEX ONCOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ILEX Oncology, Inc. (the "Company") will be held on May 24, 2001, at 10:00 a.m. Central Time at the Adam's Mark Hotel, 111 Pecan Street East, San Antonio, Texas 78205, for the following purposes:

                  (1) A proposal to elect seven (7) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

                  (2) A proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 2001; and

                  (3) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

         Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

         The Board of Directors of the Company has fixed the close of business on April 13, 2001, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

                                           By Order of the Board of Directors,


                                           -------------------------------------
                                           RICHARD L. LOVE
                                           President and Chief Executive Officer
San Antonio, Texas
April 27, 2001
                                    IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                               ILEX ONCOLOGY, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001


GENERAL INFORMATION

         This Proxy Statement and the accompanying proxy are furnished to the stockholders of ILEX Oncology, Inc., a Delaware corporation (the "Company" or "ILEX"), in connection with the solicitation by ILEX's Board of Directors of proxies for use at the Annual Meeting of Stockholders to be held on May 24, 2001, at 10:00 a.m. Central Time, at the Adam's Mark Hotel, 111 Pecan Street East, San Antonio, Texas 78205, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Properly executed proxies received in time for the Meeting will be voted.

         The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $0.01 par value ("Common Stock"). At the close of business on April 13, 2001 (the "Record Date"), there were outstanding and entitled to vote 26,347,883 shares of Common Stock. Each Stockholder on the Record Date will be entitled to one vote per share. The Company's Certificate of Incorporation does not permit cumulative voting in the election of directors.

         The Annual Report to Stockholders for the year ended December 31, 2000, has been or is being furnished with this Proxy Statement, which is being mailed on or about April 27, 2001, to the holders of record of Common Stock on the Record Date. The Annual Report to Stockholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

         Properly executed proxies received in time for the Meeting will be voted. Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the election of the seven nominees for director named herein and for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary of the Company at the Company's principal offices at any time before the enclosed proxy is exercised. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's principal offices are located at 4545 Horizon Hill Blvd., San Antonio, Texas 78229.

         The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors; and the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants and any other matters as may properly come before the Annual Meeting or any adjournment thereof.

         Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

         The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                            OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth as of March 16, 2001 certain information with respect to the Company's Common Stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, each nominee for director, each executive officer named in the Summary Compensation Table and by all its directors and executive officers as a group.


                                                                       SHARES           PERCENTAGE OF OUTSTANDING
                                                                    BENEFICIALLY                 SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                                 OWNED(1)(2)          BENEFICIALLY OWNED(3)
------------------------------------                                ------------        -------------------------
Janus Capital Corporation (4)
   100 Fillmore Street
   Denver, Colorado 80206                                             2,769,660                  10.51%

CTRC Research Foundation (5)
     8122 Datapoint
     San Antonio, Texas  78229                                        2,282,127                   8.66%

Capital Research and Management Company (6)
   333 South Hope Street
   Los Angeles, California 90071                                      2,026,000                   7.69%

Daniel D. Von Hoff, M.D. (7)(8)                                         364,925                   1.38%

Richard L. Love (9)(10)                                                 235,830                     *

Gary V. Woods (11)(12)(13)                                               71,992                     *

Michael T. Dwyer (14)                                                    34,351                     *

Ruskin C. Norman, M.D. (12)(15)(16)(17)                                  32,145                     *

Jason S. Fisherman, M.D. (15)(18)                                        26,639                     *

Joseph S. Bailes, M.D. (19)                                              24,658                     *

Ze'ev Shaked, Ph.D. (19)                                                 20,000                     *

Ronald G. Tefteller (20)                                                 10,475                     *

Gregory L. Weaver (21)                                                    6,347                     *

Jeffrey H. Buchalter (22)                                                 5,728                     *

All executive officers and directors as a group
  (11 persons)(8)(10)(12)(17)(18)(23)                                   833,090                   3.14%


----------
*        Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 16, 2001, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise noted, the street address of the named beneficial owner is 4545 Horizon Hill Blvd., San Antonio, Texas 78229.

(2) To the Company's knowledge, unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3) Based on a total of 26,341,673 shares of Common Stock issued and outstanding on March 16, 2001.

(4) Represents shares held by various funds managed by Janus Capital Corporation, which exercises sole voting and investment power with respect to the shares held by the funds.

(5) Does not include 53,154 shares of Common Stock issuable upon exercise of options granted to Mr. Woods and Dr. Norman, who are members of the Board of Directors of The Cancer Therapy and Research Center of South Texas ("CTRC"). CTRC Research Foundation ("CTRC Research") is a wholly-owned subsidiary of CTRC, and Mr. Woods and Dr. Norman have agreed to donate economic gain from these options to CTRC.

(6) Represents shares held by Capital Research and Management Company, which exercises sole voting and investment power as investment adviser with respect to the shares.

(7) Includes 33,546 shares of Common Stock issuable upon exercise of options.

(8)      Includes 1,000 shares of Common Stock held by Dr. Von Hoff's spouse.

(9) Includes 28,546 shares of Common Stock issuable upon exercise of options.

(10) Includes 200 shares of Common Stock held by Mr. Love's spouse and 600 shares of Common Stock held by Mr. Love's adult child and spouse.

(11) Includes 27,077 shares of Common Stock issuable upon exercise of options.

(12) Does not include 2,282,127 shares beneficially owned by CTRC Research. See Footnote (5).

(13) Includes 3,274 shares of Common Stock issuable upon exercise of warrants.

(14) Includes 23,919 shares of Common Stock issuable upon exercise of options.

(15) Includes 26,077 shares of Common Stock issuable upon exercise of options.

(16) Includes 1,159 shares of Common Stock issuable upon exercise of warrants.

(17)     Includes 1,000 shares of Common Stock held by Dr. Norman's spouse.

(18) Does not include 881,676 shares of Common Stock and warrants to purchase 23,513 shares of Common Stock beneficially owned by entities under the control of Advent International Corporation ("Advent"). Dr. Fisherman is a Vice President of Advent and may be deemed to be the beneficial owner of such shares. Dr. Fisherman disclaims beneficial ownership of such shares.

(19)     Represents shares of Common Stock issuable upon exercise of options.

(20) Includes 10,437 shares of Common Stock issuable upon exercise of options.

(21) Includes 6,265 shares of Common Stock issuable upon exercise of options.

(22)     Includes 728 shares of Common Stock issuable upon exercise of options.

(23) Includes 227,330 shares of Common Stock issuable upon exercise of options and 4,433 shares of Common Stock issuable upon exercise of warrants.


                    MATTERS TO COME BEFORE THE ANNUAL MEETING


PROPOSAL 1: ELECTION OF DIRECTORS

         Seven directors (constituting the entire Board) are to be elected at the Annual Meeting. All of the nominees named below are now directors of the Company. All nominees have consented to be named and have indicated their intent to serve if elected.


                                                     NOMINEES
                                                     --------

NAME                                 AGE     POSITION                              DIRECTOR SINCE
----                                 ---     --------                              --------------
Richard L. Love                       57     President, Chief Executive Officer         1993
                                             and Director
Gary V. Woods                         57     Chairman of the Board                      1993
Joseph S. Bailes, M.D.                44     Director                                   1997
Jason S. Fisherman, M.D.              44     Director                                   1995
Ruskin C. Norman, M.D.                82     Director                                   1993
Daniel D. Von Hoff, M.D.              53     Director                                   1994
Jeffrey H. Buchalter                  43     Director                                   2001

         Biographical information on these directors is set forth below under "Further Information -- Board of Directors and Executive Officers."

         It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of such nominees. Management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

         The enclosed form of proxy provides a means for the holders of Common Stock to vote for each of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all nominees.

COMMITTEES OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of its Board of Directors. The Board of Directors has established four standing committees:
Audit, Compensation, Relationship Oversight and Executive.

         The Audit Committee recommends the selection of and confers with the Company's independent public accountants regarding the scope and adequacy of annual audits, reviews reports from the independent public accountants and meets with the independent public accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee consists of three non-employee directors: Ruskin C. Norman, M.D., Gary V. Woods, and Jason S. Fisherman, M.D.

         The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to directors and officers of the Company and makes recommendations to the Stock Option Committee regarding stock option grants under the Stock Option Plan. The Compensation Committee consists of two non-employee directors: Gary V. Woods and Jason S. Fisherman, M.D.

         The Relationship Oversight Committee is comprised of Richard L. Love, Gary V. Woods, and Jason S. Fisherman, M.D. and reviews relationships between the Company's directors, executive officers and members of its Research Advisory Panel and third parties to ensure such relationships are in the best interest of the Company.

         The Executive Committee is comprised of Richard L. Love, Gary V. Woods, and Jason S. Fisherman, M.D. and assists the Board of Directors by acting upon matters when the Board is not in session. The Executive Committee also reviews proposed acquisitions, dispositions and similar transactions.

MEETINGS OF THE BOARD OF DIRECTORS

         During 2000, the Board of Directors met eight (8) times, the Compensation Committee met six (6) times, the Audit Committee met six (6) times, the Relationship Oversight Committee did not meet, and the Executive Committee met three (3) times. With the exception of Glenn Rice, Ph.D., each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member.

COMPENSATION OF DIRECTORS

         Each non-employee director receives a fee of $2,000 for each board meeting and committee meeting attended, if such committee meeting is held on a different day than a Board of Directors' meeting, and an option grant of 1,000 shares of Common Stock for each regularly scheduled board meeting attended. We also reimburse directors for their travel expenses to and from the meetings. In addition, each non-employee director is eligible to receive option grants under the Company's Non-Employee Director Stock Option Plan (NEDSOP). Upon their initial election to the Board, each non-employee director receives an option grant of 17,500 shares of Common Stock which vests in monthly increments over a four-year period.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
                INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 2001. Although stockholder ratification is not required, the Board has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as independent public accountants of the Company with respect to the Company's consolidated financial statements since the Company commenced operations in 1994 and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors and the Audit Committee may reconsider the appointment.

AUDIT FEES. Arthur Andersen LLP billed aggregate fees of $130,150 for professional services rendered for (i) the audit of the Company's financial statements for the year ended December 31, 2000 and (ii) the review of the financial statements included in the Company's quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were billed by Arthur Andersen LLP for professional services during 2000 in connection with financial information systems design and implementation.

ALL OTHER FEES. The aggregate of all other fees billed by Arthur Andersen LLP for professional services rendered during 2000 was approximately $440,000. Those services included tax compliance and consulting services, accounting consultation and comfort letter procedures, and a technology infrastructure assessment.

         All audit and non-audit services provided by Arthur Andersen LLP are approved by the Company's Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the independence of Arthur Andersen LLP.

         Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE
              COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001

                               FURTHER INFORMATION

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is information with respect to each director and executive officer of the Company as of March 16, 2001. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.


                   NAME                           AGE                POSITION
-------------------------------------------       ---    -------------------------------------------------
Richard L. Love (2)(4).....................       57     President, Chief Executive Officer and Director
Michael T. Dwyer...........................       55     Executive Vice President, Chief Business Officer
Ze'ev Shaked, Ph.D. .......................       55     Executive Vice President, Chief Operating Officer
Gregory L. Weaver..........................       45     Vice President, Chief Financial Officer
Ronald G. Tefteller........................       54     Vice President, General Counsel
Gary V. Woods (1)(2)(3)(4).................       57     Chairman of the Board
Joseph S. Bailes, M.D. ....................       44     Director
Jeffrey H. Buchalter.......................       43     Director
Jason S. Fisherman, M.D. (1)(2)(3)(4)......       44     Director
Ruskin C. Norman, M.D. (3).................       82     Director
Daniel D. Von Hoff, M.D. ..................       53     Director

----------
(1) Member of the Compensation Committee
(2) Member of the Executive Committee
(3) Member of the Audit Committee
(4) Member of the Relationship Oversight Committee

         RICHARD L. LOVE has served as President, Chief Executive Officer and a Director of ILEX since we began operations in October 1994. Mr. Love has more than 32 years of industry experience with more than 19 years in the biosciences industry. Prior to forming ILEX, Mr. Love was Chief Operating Officer of CTRC Research from April 1991 to September 1994. From 1983 through 1991, Mr. Love served as CEO of Triton Biosciences Inc., a subsidiary of Shell Oil Company, and led the sale of Triton to Berlex Laboratories, Inc., a subsidiary of Schering. Mr. Love earned his B.S. and M.S. in Chemical Engineering from Virginia Polytechnic Institute.

         MICHAEL T. DWYER has served as Executive Vice President and Chief Business Officer of ILEX since January 2001, and as President and Chief Operating Officer of ILEX Oncology Services since March 1999. He joined the Company in May 1998 as Vice President and served as Chief Financial Officer until January 2000. Prior to that, he served as Senior Vice President and Chief Operating Officer of CerebroVascular Advances, Inc. (CVA), a San Antonio-based contract research organization, from December 1993 to April 1998. CVA was acquired by Quintiles Transnational Corporation in July 1997. Mr. Dwyer is a Certified Public Accountant and spent 16 years with Arthur Andersen LLP as a partner before joining CVA. Mr. Dwyer holds a B.B.A. in accounting from Angelo State University.

         ZE'EV SHAKED, Ph.D. has served as Executive Vice President and Chief Operating Officer of ILEX since January 2001, and as President of ILEX Products since joining the Company in June 2000. Prior to joining the Company, Dr. Shaked was a consultant specializing in drug development of biologics, conventional drugs, and medical devices from 1995 to 2000. From 1991 to 1995, he was Senior Vice President, Pharmaceutical Development of ImmuLogic Pharmaceutical Corporation. Dr. Shaked received his B.S. in Chemistry and Physics and his M.S. in Applied Chemistry from The Hebrew University of Jerusalem. Dr. Shaked earned his Ph.D. in Applied Biochemistry and Organic Chemistry from Massachusetts Institute of Technology in 1991.

         GREGORY L. WEAVER has served as Vice President and Chief Financial Officer since January 2000, and as Senior Director, Finance and Administration from March 1999 to January 2000. From April 1996 to February 1999, Mr. Weaver was Vice President and Chief Financial Officer of Prism Technologies. From June 1991 to March 1996, he was a division Chief Financial Officer of one of the Fidelity Capital companies in Massachusetts. Prior to that time, he was with Harte-Hanks Communications, Inc. for four years and with Arthur Andersen LLP for four years. He received his B.B.A. in 1983 from Trinity University and earned his MBA from Boston College in 1992 and is a Certified Public Accountant.

         RONALD G. TEFTELLER has served as Vice President and General Counsel since January 2000, and as Senior Director of Corporate Development and General Counsel since joining ILEX in April 1999. From 1991 to 1999, Mr. Tefteller served as Legal Counsel and consultant to the Methodist Healthcare System. Previously, he spent 10 years at Sage Energy Company as Vice President. He received a B.S. from Texas A&M University in 1970 and a J.D. from The University of Texas School of Law in 1975 after service in the United States Air Force. He also completed the Harvard Graduate School of Business Program for Management Development in 1989.

         GARY V. WOODS has served as a Director of ILEX since our formation in December 1993 and was elected Chairman of the Board in October 1994. Since 1979, Mr. Woods has been employed as President of McCombs Enterprises, Inc., an organization which invests in automobile dealerships, oil and gas ventures, real estate and broadcasting. He currently serves on the Board of Directors of several organizations, including CTRC, and is Chairman of the Board of Trustees of CTRC Research. Mr. Woods serves as a director of Argonaut Group, Inc. and previously served as a director of Titan Holdings, Inc. and the Greater San Antonio Chamber of Commerce. He also served as President of the San Antonio Spurs of the National Basketball Association from 1988 to 1993. Mr. Woods has been the President of the Minnesota Vikings of the National Football League since August 1998. Mr. Woods received his B.B.A. from Southwest Texas State University and his M.B.A. from Southern Methodist University and is a Certified Public Accountant.

         JOSEPH S. BAILES, M.D., has served as a Director of ILEX since August 1997. He has been Executive Vice President, Clinical Affairs for US Oncology, Inc. since it was formed in June 1999 through the merger of American Oncology Resources, Inc. and Physician Reliance Network, Inc. (PRN). Dr. Bailes served as Executive Vice President and National Medical Director of PRN since its formation in 1993. Since 1986 he has been employed as an oncologist by Texas Oncology, P.A. A board certified oncologist, Dr. Bailes received his medical degree from The University of Texas Southwestern Medical School in Dallas. He is a past President of the American Society of Clinical Oncology. Dr. Bailes serves as an advisory director of Texas Regional Bancshares.

         JASON S. FISHERMAN, M.D., has been a Director of ILEX since September 1995. Dr. Fisherman is currently a Vice President at Advent International, one of the world's largest private equity investment firms. Prior to joining Advent, Dr. Fisherman served as Senior Director of Medical Research for Enzon, Inc. from 1991 to 1994. Between 1989 and 1992, he managed clinical development of a number of anticancer drugs at the NCI. Dr. Fisherman is currently a director of several private health care companies. Dr. Fisherman received his B.A. in Molecular Biophysics and Biochemistry from Yale, his M.D. from the University of Pennsylvania, and his M.B.A. from Wharton. He is board-certified in internal medicine and medical oncology.

         RUSKIN C. NORMAN, M.D., has been a Director of ILEX since our formation in December 1993. Dr. Norman is a past member (Senior Partner) of Radiology Physician Associates, as well as a previous President of St. Luke's Lutheran Hospital in San Antonio. In 1978, he served as Chairman of the National Medical Advisory Committee of the American Health Care Association. Dr. Norman is currently a director of several companies, including CTRC and Compass Bank-San Antonio. Dr. Norman received his B.S. in Pharmacy from the St. Louis College of Pharmacy and his M.D. from the Northwestern University Medical School.

         DANIEL D. VON HOFF, M.D., has served as a Director of ILEX since we began operations in October 1994. Dr. Von Hoff was named Director of the Arizona Cancer Center in August 1999 and Professor of Medicine at the University of Arizona Health Sciences Center in Tucson. Prior to that, he served as the Director of the Institute for Drug Development since 1989, Chief Executive Officer of CTRC Research since 1995, and a Clinical Professor of Medicine at the UTHSCSA since 1995. He is a past President of the American Association for Cancer Research and is the Co-Director of Research for US Oncology, Inc. He is widely regarded as one of the world's most experienced developers of new anticancer agents. Dr. Von Hoff has served on the FDA's Oncology Drug Advisory Committee (ODAC) and was a member of the Board of Directors of the American Society of Clinical Oncology. He is the recipient of numerous awards and honors including the K. Bagshawe Honorary Lecture for the British Association for Cancer Research, the EORTC Michel Clavel Lectureship and the Therapeutic Frontiers Lecture Award from the American College of Clinical Pharmacy. He is a Fellow of the American Association for the Advancement of

Science and is a recipient of both the Outstanding Professor Award and the Presidential Teaching Award from UTHSCSA. Dr. Von Hoff received his B.S. from Carroll College and his M.D. from Columbia College of Physicians and Surgeons.

         JEFFREY H. BUCHALTER has been a Director of ILEX since February 2001. Mr. Buchalter is currently a consultant with over 20 years of experience in the pharmaceutical industry. From 1997 to 2000, Mr. Buchalter was Group Vice President for the Worldwide Head Oncology Franchise at Pharmacia Corporation. From 1993 to 1997, Mr. Buchalter was a Group Director with American Home Products, Wyeth Ayerst Laboratories. He was presented the Joseph F. Buckley Memorial Award from the American Cancer Society for commitment to cancer control and involvement in the pharmaceutical oncology field. Additionally, Mr. Buchalter was invited by former President George Bush to serve as a collaborating partner in the National Dialogue on Cancer. Mr. Buchalter received his B.S. from Seton Hall University and his M.B.A. from Temple University.

RESEARCH ADVISORY PANEL

         We have organized a Research Advisory Panel which consists of recognized scientists with expertise in oncology. The members of the Research Advisory Panel are appointed by the Chief Executive Officer and review and comment upon our ongoing and proposed scientific projects. The Research Advisory Panel also advises us on potential areas of clinical interest and provides scientific evaluations on products under development. The Research Advisory Panel meets semi-annually and certain members meet in smaller groups or individually with ILEX as needed.

         All members of our Research Advisory Panel have commitments to and/or consulting contracts with other organizations, including our competitors and potential competitors, that may limit their availability to us. With the exception of Dr. Von Hoff, none of these individuals is expected to devote more than a small portion of their time to ILEX. The following are the members of our Research Advisory Panel:

         For a biography of DANIEL D. VON HOFF, M.D., see "Board of Directors and Executive Officers."

         RAGHU KALLURI, PH.D. is currently an Assistant Professor of Medicine at Harvard Medical School, Renal Division in the Department of Medicine at the Beth Israel Deaconess Medical Center. Dr. Kalluri is an expert in extracellular matrix and vascular basement membrane regulation of blood vessel cell growth and has cloned and characterized numerous novel anti-angiogenic factors. He holds a B.S. degree in genetics and psychology from Nizam College, Osmania University in India and a Ph.D. in biochemistry and molecular biology from the University of Kansas Medical Center, with post-doctoral training at the University of Pennsylvania.

         GARY J. KELLOFF, M.D. is currently Chief of the Chemopreventive Agent Development Research Group, Division of Cancer at the National Cancer Institute. Dr. Kelloff is recognized in the chemoprevention research community, and has expertise in the regulatory and business aspects of drug development and biotechnology. He has experience in technology assessment, healthcare services management, medical science research and technical support business development. He earned an B.S. from the University of Colorado and his M.D., cum laude, also from the University of Colorado.

         DONALD W. KUFE, M.D. is currently Professor of Medicine, Chief of Cancer Pharmacology and Deputy Director, Dana Farber Cancer Center, Harvard Medical School. Dr. Kufe is a world renowned expert in chemotherapy and is an advisor to numerous pharmaceutical and biotech companies, as well as being a founder of GenVec, Inc. Dr. Kufe has pioneered new target discovery in cancer therapy, recently focusing on DNA repair and stress activated signaling pathways and their roles in modulating chemotherapy and radiotherapy responses in resistant tumors. Dr. Kufe has also developed numerous immunotherapy approaches for cancer therapy. Dr. Kufe is also Director of the Harvard Phase I Clinical Oncology Group and directs many early stage clinical trials of novel agents. He earned an A.B. from Bowdoin College and his M.D. from the University of Rochester School of Medicine.

         VIKAS P. SUKHATME, M.D., PH.D. is currently Professor of Medicine at Harvard Medical School, Chief of the Renal Division in the Department of Medicine at the Beth Israel Deaconess Medical Center and member of its Cancer Center. Dr. Sukhatme is a leader in the field of anti-angiogenesis as well as being an expert in gene regulation and signal transduction, including development of novel gene therapy techniques. Dr. Sukhatme is an advisor to numerous biotech and pharmaceutical companies and is an active clinician with clinical trial participation. He holds an S.B. and Ph.D. in physics from M.I.T. and earned an M.D., cum laude, from the Harvard Medical School and Harvard-M.I.T. Program in Health Sciences and Technology.

         RALPH R. WEICHSELBAUM, M.D. is currently Harold H. Hines Professor and Chairman of Radiation Oncology, University of Chicago. Dr. Weichselbaum has been a leading researcher in molecular and clinical aspects of radiation and drug therapy and has developed novel drugs and gene therapy approaches in overcoming tumor resistance. He is a consultant for numerous pharmaceutical companies and an active clinician and directs numerous clinical trials involving novel cancer therapeutics. He holds a B.S. degree from the University of Wisconsin and an M.D. from the University of Illinois.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under our stock option plans.

         Overall Objectives of the Executive Compensation Program

         The purpose of the Company's compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company's executive compensation programs is to link the long-term financial interests of executives with those of the Company and its stockholders. Throughout 2000, the Compensation Committee reviewed compensation for comparable organizations in order to establish the Company's total compensation program and recommend awards under our stock option plans.

         Base Salary Program

         It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable research and development organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company. Based on a review of comparable organizations, Mr. Love's base annual salary for 2000 was $300,000.

         Annual Incentive

         Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, product acquisition, in-licensing and out-licensing agreements and collaborative agreements. The Compensation Committee does not utilize formalized mathematical formulas, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue requires subjectivity on the part of the Compensation Committee when determining incentive payments. The Compensation Committee believes that specific formulas restrict flexibility. Mr. Love earned a $90,000 bonus from the Company in 2000.

         Stock Option Plans

         In 2000, the Board of Directors of the Company adopted and the stockholders approved the 2000 Employee Stock Compensation Plan, or the 2000 Stock Plan. The 2000 Stock Plan provides for the issuance of up to a maximum of 3,000,000 shares of the Company's Common Stock to key employees of and consultants to the Company or any of its subsidiaries. The Plan provides for the issuance of either restricted stock awards or stock options. Options granted under the 2000 Stock Plan may be either incentive stock options or options which do not qualify as incentive stock options.

         In 1995, the Board of Directors of the Company adopted the 1995 Stock Option Plan, and the Plan was approved by the stockholders of the Company at the 1998 Annual Meeting. The 1995 Stock Option Plan provides for the issuance of up to a maximum of 1,800,000 shares of the Company's Common Stock to key employees of and consultants to the Company or any of its subsidiaries. Options granted under the Stock Option Plan may be either incentive stock options or options which do not qualify as incentive stock options.

         The stock option plans are administered by a committee of at least two non-employee members of the Board of Directors, chosen by the Board of Directors, and is currently administered by the Compensation Committee. The current members of the Compensation Committee are Messrs. Fisherman and Woods. The Compensation Committee has the authority to determine those individuals to whom stock options should be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions, if any, with respect to exercise of the option, the terms for payment of the option price and other terms and conditions. Non-employee directors of the Company, which include members of the Compensation Committee, are not eligible to receive options under the 1995 Stock Option Plan or the 2000 Stock Plan. Mr. Love received an option grant of 87,300 shares in 2000.

         At December 31, 2000, the Company had granted options under the Stock Option Plan to purchase an aggregate of 1,542,198 shares of Common Stock at a weighted average exercise price per share of $30.22.

         Section 162(m)

         Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, the Company believes that compensation relating to options granted under the Stock Option Plan should be excluded from the $1 million limitation calculation. Compensation relating to the Company's incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Compensation Committee in establishing the performance goals for such awards. The Compensation Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and inures to the benefit of the Company's stockholders. The Compensation Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

         Conclusion

         The Compensation Committee believes these executive compensation policies serve the interests of the stockholders and the Company effectively. The Compensation Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                                  Gary V. Woods
                            Jason S. Fisherman, M.D.



         Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

         o Reviewed and discussed the audited financial statements with management.

         o Discussed with the independent auditors the matters required to be discussed by SAS 61.

         o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

         o Considered whether the provision of non-audit services is compatible with maintaining the auditors' independence.

         o        Discussed with the auditors the auditors' independence.

         o Based on the review and discussions above, recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

         The Board of Directors has determined that the members of the Audit Committee are independent in accordance with the applicable independence standards of the New York Stock Exchange. The Audit Committee has adopted a written charter. The charter is included as Exhibit A to this proxy statement. The Audit Committee met six times in the last fiscal year.

                         MEMBERS OF THE AUDIT COMMITTEE:
                          Ruskin Norman, M.D., Chairman
                                  Gary V. Woods
                            Jason S. Fisherman, M.D.


EXECUTIVE COMPENSATION

         The following table summarizes all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 2000, 1999 and 1998 by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during 2000 (together, the "Named Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                          ANNUAL COMPENSATION        SECURITIES
                                      FISCAL          ----------------------------   UNDERLYING        ALL OTHER
NAME & PRINCIPAL POSITION              YEAR           SALARY ($)         BONUS ($)   OPTIONS (#)      COMPENSATION
-------------------------              ----           ----------         ---------   -----------      ------------

Richard L. Love                        2000            $300,000           $90,000       87,300         $ 13,400(1)
   President, Chief                    1999             225,000            60,000           --            3,400(2)
   Executive Officer                   1998             193,500            23,220           --            3,400(2)

Michael T. Dwyer, Executive Vice       2000            $230,000           $69,000      111,380               --
   President, Chief Business           1999             190,000            53,000       25,000               --
   Officer                             1998             106,667            17,066       40,000               --

Ze'ev Shaked, Ph.D. (3)                2000            $118,558           $74,417      134,700         $ 20,313(4)
   Executive Vice President,           1999                  --                --           --               --
   Chief Operating Officer             1998                  --                --           --               --

Gregory L. Weaver(5)                   2000            $150,000           $50,615       33,360               --
   Vice President, Chief               1999              82,250            17,230       15,700               --
   Financial Officer                   1998                  --                --           --               --

Ronald G. Tefteller (6)                2000            $140,000           $35,000       29,010               --
   Vice President, General             1999              79,609            16,500       18,370               --
   Counsel                             1998                  --                --           --               --

----------
(1)  Represents tax advice and life insurance premiums paid by the Company.
(2)  Represents life insurance premiums paid by the Company.
(3)  Dr. Shaked joined the Company June 22, 2000.
(4)  Represents relocation expenses paid by the Company.
(5)  Mr. Weaver joined the Company February 16, 1999.
(6)  Mr. Tefteller joined the Company April 12, 1999.

 STOCK OPTION GRANTS IN FISCAL 2000

         The following tables set forth information concerning individual grants of stock options, exercises of stock options, and aggregate stock options held for each of the Named Officers listed in the Summary Compensation Table above for the year ended December 31, 2000:

                             OPTION GRANTS IN 2000

                                                                                             POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF
                               NUMBER OF      PERCENT OF                                          STOCK PRICE
                               SECURITIES    TOTAL OPTIONS                                      APPRECIATION FOR
                               UNDERLYING     GRANTED TO       EXERCISE                          OPTION TERM(1)
                                OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION       ---------------------
NAME                          GRANTED (#)        2000         PER SHARE        DATE             5%           10%
----                          -----------    -------------    ---------     ----------      ----------    ---------
Richard L. Love                  87,300          5.66%         $27.250       11/29/10       $1,496,093    $3,791,394

Michael T. Dwyer                  6,680          0.43%         $26.813        1/18/10          112,640       285,451
                                 80,000          5.19%         $29.563        6/21/10        1,487,336     3,769,201
                                 24,700          1.60%         $27.250       11/29/10          423,293     1,072,708

Ze'ev Shaked, Ph.D.             110,000          7.13%         $29.563        6/21/10        2,045,087     5,182,651
                                 24,700          1.60%         $27.250       11/29/10          423,293     1,072,708

Gregory L. Weaver                 9,360          0.61%         $26.813        1/18/10          157,831       399,974
                                 24,000          1.56%         $27.250       11/29/10          411,297     1,042,308

Ronald G. Tefteller               5,010          0.32%         $26.813        1/18/10           84,480       214,088
                                 24,000          1.56%         $27.250       11/29/10          411,297     1,042,308


(1) The potential realizable value is calculated based on the term of the option and is calculated by assuming that the fair market value of Common Stock on the date of the grant as determined by the Board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the Common Stock received therefor is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

      AGGREGATE OPTION EXERCISES IN 2000 AND FISCAL YEAR-END OPTION VALUES



                           SHARES                       NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-
                          ACQUIRED                     UNDERLYING UNEXERCISED        THE-MONEY OPTIONS AT
                            UPON         VALUE         OPTIONS AT FY-END (#)             FY-END ($)(1)
                           OPTION       REALIZED     -------------------------    ---------------------------
NAME                     EXERCISE(#)     ($)(2)      EXERCISABLE UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----                     -----------    --------     ----------- -------------    -----------  -------------
Richard L. Love                   --          --          28,546        87,300    $   651,206  $          --

Michael T. Dwyer              22,249     551,125           8,000       146,130        110,020        508,321

Ze'ev Shaked, Ph.D.               --          --          20,000       114,700             --

Gregory L. Weaver              3,925     132,223              --        45,135             --        189,136

Ronald G. Tefteller               --          --           4,592        42,788         74,333        223,031


(1) The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 2000 ($26.31) and exercise prices of the options.
(2) The value realized is determined as the difference between the fair market value of the securities on the exercise date and the exercise price of the options.

EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS

         The Company is not a party to any employment or change-of-control arrangement with any of its executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee of the Company's Board of Directors are Messrs. Woods and Fisherman. The Compensation Committee makes recommendations to the Board of Directors regarding executive compensation matters, including decisions relating to salary and bonus and grants of stock options.

PERFORMANCE GRAPH

         The Company's Common Stock has been traded publicly since February 21, 1997. Prior to such date, there was no established market for its Common Stock. The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock from February 21, 1997 (the first day which the Common Stock was publicly traded), through December 31, 2000, with the cumulative total return of the NASDAQ National Market, the NASDAQ Pharmaceutical Index, and the NASDAQ Biotechnology Index over the same period.


                              [PERFORMANCE GRAPH]

                      COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG THE COMPANY, THE NASDAQ NATIONAL MARKET, THE NASDAQ PHARMACEUTICAL INDEX,
                       AND THE NASDAQ BIOTECHNOLOGY INDEX


      Total Returns Index for          2/21/97      12/31/97      12/31/98       12/31/99       12/31/00
      -----------------------          -------      --------      --------       --------       --------
ILEX Oncology, Inc.                     100.0         56.73         85.58         185.58         202.41
NASDAQ Market Index                     100.0        118.79        167.49         311.26         187.12
NASDAQ Pharmaceutical Index             100.0         92.79        117.78         221.99         276.86
NASDAQ Biotechnology Index              100.0         87.34        126.02         254.09         312.47

         The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with the exception of: Glenn C. Rice, Ph.D. and Joseph S. Bailes, M.D. each filed a late Form 5, Ruskin C. Norman, M.D. failed to file a Form 5, Deirdre K. Tessman, Ph.D. and John L. Cassis each filed a late Form 4 and Daniel D. Von Hoff, M.D. filed two late Form 4s.


                              CERTAIN TRANSACTIONS

         ILEX was formed in December 1993 for the purpose of conducting certain advanced drug development programs and pursuing commercial opportunities of CTRC. Mr. Woods is Chairman of the Board of Trustees of CTRC Research, and Mr. Woods and Dr. Norman are directors of CTRC. The Company and CTRC Research have an agreement not to commence any legal action against it, in the case of CTRC Research, the Board of Directors of the Company, other than Directors of the Company who are also employees or officers of or consultants to ILEX, or, in the case of ILEX, the Board of Trustees of CTRC Research, for any claim that would have been covered by any directors' and officers' liability insurance policies maintained by CTRC or ILEX, as applicable, subject to certain exceptions. This agreement terminated upon consummation of the initial public offering of the Company's Common Stock on February 20, 1997, but remains in effect with respect to any activity occurring prior to the termination of the agreement.

         The Company has a lease agreement with CTRC Research for office space, a lab and a manufacturing facility. For the year ended December 31, 2000, the Company paid CTRC Research approximately $248,000 related to these lease agreements. The Company leases its manufacturing facility from a non-profit corporation that is controlled by CTRC Research and the Texas Research and Technology Foundation. Such lease provides that rent will be paid at a fixed monthly rate plus a percentage of gross sales from the facility, as defined in the lease. The Company was not required to begin making fixed monthly payments until 1998 or payments based on a percentage of gross sales until certain gross levels are achieved. At December 31, 2000, the Company had payables to CTRC Research amounting to approximately $15,000 related to the aforementioned services and lease agreements.

         CTRC Research and Sanofi S.A. ("Sanofi") are parties to various research and development funding agreements (the "Sanofi Agreements") pursuant to which Sanofi has an exclusive option to license all products or rights arising from the research conducted under the Sanofi Agreements. The Company has entered into a subordinated option agreement (the "Subordinated Option Agreement") with CTRC Research. The terms of the Subordinated Option Agreement provide that, in the event Sanofi declines or fails to exercise its options to license a CTRC Research product or right, ILEX has the first right to negotiate with CTRC Research to license such product or right, and, upon the expiration of the Sanofi Agreements, the first right to negotiate a funding and licensing agreement with CTRC Research for programs unencumbered by Sanofi. The Subordinated Option Agreement expired March 2000.

         Dr. Bailes has been Executive Vice President, Clinical Affairs for US Oncology, Inc. since it was formed in June 1999 through the merger of American Oncology Resources, Inc. and Physician Reliance Network, Inc. (PRN)

         Subcontractors provide the Company with consulting services and non-clinical and clinical testing related to certain of its contracts. During the year ended December 31, 2000, the Company incurred approximately the following expenses for subcontracting and consulting costs to the named related parties:


CTRC Research                                               $    402,000
Daniel D. Von Hoff, M.D.                                         365,000
US Oncology                                                        5,000

         At December 31, 2000 the approximate subcontractor and consulting costs were payable to the named related parties as follows:


    CTRC Research                                               $343,000
    US Oncology                                                  335,000

         In July 1997, the Company and Dr. Von Hoff entered into a consulting agreement, pursuant to which he receives an annual payment of $243,000 plus an incentive payment of up to $125,000 based upon achievement by the Company of certain revenue goals. The consulting agreement expires in June 2002.

                        PROPOSALS FOR 2002 ANNUAL MEETING

         The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders in the year 2002 is January 27, 2002. After March 13, 2002, notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its Annual Meeting of Stockholders in the year 2002 may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.


                                           By order of the Board of Directors,


                                           -------------------------------------
                                           RICHARD L. LOVE
                                           President and Chief Executive Officer

San Antonio, Texas
April 27, 2001

                                    EXHIBIT A

                               ILEX ONCOLOGY, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER


I.       PURPOSE

         The primary function of the Audit Committee (the "Committee") of ILEX Oncology, Inc. (the "Company") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's Systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

         Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

         Review and appraise the audit efforts of the Company's independent accountants.

         Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

         The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Any of the following would be considered to impair a director's independence:

         o A director who is an employee or has been an employee during the past three years.

         o A director who accepts compensation in excess of $60,000 from the Company or any of its affiliates during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

         o A director who is a partner in, a controlling shareholder or executive officer of any for-profit business organization to which the Company made or received payments in any of the past three years that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is greater. Payments resulting solely from investments in the Company's securities need not be considered for this purpose.

         o A director who is employed as an executive of another company where any of the Company's executives serve on that company's compensation committee.

         o A director who is an immediate family member of an individual who has been an executive officer of the Company or its affiliates during the past three years.

         All members of the Committee shall be financially literate, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairman of the Committee ("Chair") is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

         The compensation of members of the Committee may be determined from time to time by the Board.

III.     MEETINGS

         The Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should be available as requested by the independent accountants or management to discuss any issues related to the Company's quarterly financials prior to filing its Form 10-Q. The Committee shall cause minutes of its meetings to be prepared and maintained in the files of the Company.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

         1. Review and update this Charter periodically, at lest annually, as conditions dictate.

         2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

Independent Accountants

         3. Recommend to the Board the selection of the independent accountants, and review the scope of work to be performed by the independent accountants in connection with both the annual audit and the quarterly reviews. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

         4. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         5. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Processes

         6. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.

         7. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         8. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

         9. Establish regular and separate systems of reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

         10. Following completion of the annual audit, review with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         11. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

         12. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

         13. Establish, review and update periodically a Code of Ethical Conduct (the "Code") and ensure that management has established a system to enforce the Code.

         14. Review management's monitoring of the Company's compliance with the Code, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements.

         15. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

         16. Review with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

         17. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                                     PROXY

                              ILEX ONCOLOGY, INC.

            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 24, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Please mark, sign, date and return in the enclosed envelope.

     The undersigned stockholder of ILEX Oncology, Inc. (the "Company") hereby appoints Ronald G. Tefteller and Gregory L. Weaver, or each of them, proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 24, 2001, at 10:00 a.m., Central Time, at the Adam's Mark Hotel, 111 Pecan Street East, San Antonio, Texas, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

(1) ELECTION OF DIRECTORS.

    [ ]          FOR                  [ ]           WITHHOLD AUTHORITY
        all nominees listed below         to vote for all nominees listed below
         (except as marked below)

    Richard L. Love            Gary V. Woods            Jeffrey H. Buchalter

    Jason S. Fisherman, M.D.   Ruskin C. Norman, M.D.   Daniel D. Von Hoff, M.D.

    Joseph S. Bailes, M.D.

    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                  DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.

(2) PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

          [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

(3) TO CONSIDER AND ACT UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF; ALL AS MORE PARTICULARLY DESCRIBED IN THE PROXY STATEMENT DATED APRIL 27, 2001, RELATING TO SUCH MEETING, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2.



                                       -----------------------------------------


                                       -----------------------------------------
                                              Signature of Stockholder(s)

                                       Please sign your name exactly as it
                                       appears hereon. Joint owners must each
                                       sign. When signing as attorney, executor, administrator, trustee or guardian, please give your fill title as it appears hereon.

                                       Dated                     , 2001.
                                             --------------------